UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53685	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 – 555 West Hastings Street, Vancouver, British Columbia V6B 4N4
(Address of principal executive offices) (Zip Code)

(604) 742-1111
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

On February 23, 2011, Intelimax Media Inc., (the “Company”) took the following actions relating to the Company’s capital resources:

●
The Company entered into conversion agreements with two debt holders for the purpose of converting an aggregate of $300,638.73 in current liabilities into units of the Company’s common shares at $0.20 per unit.  Each unit will consist of one share of the Company’s common stock and one warrant to acquire an additional share of the Company’s common stock for a period of 24 months;

●	The Company entered into a new loan agreement with an investor for $450,000. The loan will carry an annual interest rate of 15% and is due on demand;

●
The Company entered into subscription agreements with two investors for the sale of 2,250,000 units at $0.20 per unit for aggregate proceeds of $450,000.  Each unit will consist of one share of the Company’s common stock and one warrant to acquire an additional share of the Company’s common stock for a period of 24 months.

The Company has not closed any of these agreements as of the filing of this Current Report on Form 8-K, but expects to do so within the next 21 days.  Once the agreements are closed and the transactions therein completed, the Company will update its disclosure via a Form 8-K.

Item 9.01     Financial Statements and Exhibits

Item	Description
10.1	Form of Subscription Agreement for conversion of loan
10.2	Form of Loan Agreement
10.3	Form of Subscription Agreement for Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIMAX MEDIA INC.

/s/ Glenn Little
Glenn Little
President and Director

Date: March 1, 2011